LOAN PURCHASE AGREEMENT


DATE:     November 19, 1997

PARTIES:  M & R INVESTMENT COMPANY, INC. ("M&R"); and

          JOHN B. ANDERSON, as Trustee of the John J. Anderson Family Trust ("Trust").

RECITALS:

     A. M&R is the holder of that certain promissory note dated November 2, 1992, in the amount of Two Million Six Hundred Fifty Thousand Dollars ($2,650,000.00) (the "Note") executed by Baby Grand Corp., a Nevada corporation ("Baby Grand").

     B. The Note is secured by an Amended and restated Pledge Agreement between M&R and Baby Grand dated November 2, 1992 (the "Pledge Agreement").

     C. The Note and Pledge Agreement shall be referred to herein as the "Loan."

     D. The aggregate unpaid balance of the Loan as of November 1, 1997, was One Million Nine Hundred Thirty-Six Thousand Five Hundred Ninety-Three Dollars ($1,936,593.00).

     E. Based upon knowledge and information known to the Trust, including its Trustee, the Trust has elected to purchase the Loan. The Trust has not relied upon any statement, representation, or warranty of M&R or any other entity or person in electing to proceed with this transaction.

     F. M&R is willing to sell the Loan to Trust provided that such sale is made on a non-recourse basis, without any warranties or representations whatsoever (other than as specifically set forth herein) on the terms hereinafter set forth.

AGREEMENTS:

     In consideration of the terms and conditions hereinafter set forth and other good and valuable consideration, the parties agree as follows:

     1. AGREEMENT TO SELL. M&R hereby agrees to sell, assign, transfer, and convey to Trust, without warranty, recourse, or representation other than expressly stated herein and Trust and agrees to purchase from M&R, without warranty, recourse or representation other than as specifically stated herein, on the terms and conditions stated herein, all of the right,

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title, and interest of M&R, as of the  Closing Date, in and to the Loan and
each and every document encompassing the Loan.

     2.   PURCHASE PRICE.

          A. The purchase price shall be Three Hundred Twenty Thousand Dollars ($320,000.00) ("Purchase Price") plus a potential Contingent Bonus Payment of Fifty Thousand Dollars ($50,000.00) as described in Paragraph B, below. The Purchase Price shall be paid into escrow in cash and distributed to M&R as follows:

               (i) Two Hundred Thousand Dollars ($200,000.00) shall be payable at the close of escrow upon delivery to the Trust of one million thirty-six thousand one hundred sixty (1,036,160) shares of Common Stock of Dunes Hotels and Casinos Inc., held by M&R pursuant to the Pledge Agreement;

               (ii) The balance of the Purchase Price, One Hundred Twenty Thousand Dollars ($120,000.00) shall be distributed to M&R on a pro rata basis ($.4906/share) as the remaining shares held by M&R pursuant to the Pledge Agreement, two hundred forty-four thousand five hundred ninety-six (244,596) shares are delivered to the Trust.

               (iii) In the event any of the shares to be delivered pursuant to subparagraph 2.A.(ii) are not delivered to the Trust on or before January 1, 1998, the Trust reserves the right to withdraw any remaining funds from escrow and shall be obligated to pay said sums to M&R only at such future time as said shares are delivered to the Trust. Except as set forth in this subparagraph 2.A.(iii), the Trust shall under no circumstances be entitled to a refund or return of any portion of the Purchase Price or Contingent Bonus Payment paid hereunder.

          B. In the event the Trust receives any payment on the Note in December, the Trust shall pay to M&R, immediately upon receipt of any such payment, the sum of Fifty Thousand Dollars ($50,000.00) (the "Contingent Bonus Payment"). The Contingent Bonus Payment is contingent upon the Trust receiving said payment. Except for the Contingent Bonus Payment M&R shall have no interest in or right to any future payments on the Note.

     3. TRUST'S DUE DILIGENCE AND REPRESENTATION AND WARRANTY. The Trust is a sophisticated purchaser with respect to the Loan and represents and warrants to M&R that it has adequate information concerning the business and financial affairs of Baby Grand to make an informed decision regarding the purchase of the Loan. The Trust reaffirms and agrees that except as set forth specifically herein it has not relied upon any representation or warranty of M&R.

     The transfer of the Loan which is provided for in this Agreement is expressly made without recourse, warranty or representation of any kind, express or implied (except as specifically set forth by Section 4, below. The warranties and representations which are disclaimed hereby include, but

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are not limited  to, all warranties and representations with respect to any of the following:

          A. The legality, validity, enforceability, collectibility or sufficiency of the Loan;

          B. The performance by Baby Grand of its obligations under the Loan;

          C. The existence or non-existence of any of the following with regard to any of the Loan: (i) legal or equitable defenses; (ii) any counterclaim; (iii) claims or rights of setoff, reduction, recoupment, impairment, avoidance, disallowance, or subordination;

          D. Any certificate, statement, representation or warranty made by Baby Grand in connection with the Loan;

          E.   The value of the Collateral securing the Note;

          F. The priority or perfection of liens (if any) securing the Loan;

          G. The accuracy, completeness, sufficiency or timeliness of the filing of any document with any governmental authority; and

          H. Financial condition of Baby Grand, or the willingness of Baby Grand to satisfy its obligations under the Loan.

     The trust hereby warrants, represents, and acknowledges that as of the date hereof, and as of the closing date:

          3.1 AUTHORITY. The Trust is a trust duly formed and validly existing under the laws of the State of California and John B. Anderson, as Trustee, has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and compliance by the Trust with the terms of this Agreement, and the consummation by the Trust of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of the Trust.

          3.2 ENFORCEABILITY. This Agreement, upon its execution and delivery, will constitute the valid, legal and binding obligations of the Trust enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws effecting creditors' rights generally and by equitable principles restricting the availability of equitable remedies.

          3.3 NO CONFLICTS. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the performance of its obligations hereunder by the Trust will conflict with,

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or constitute a violation of, the Trust's organizational  documents, or any provision of any law, rule, regulation, or order to which the Trust is subject, or conflict with or result in a breach of or constitute a default (or an event which would constitute such a default with notice, or lapse of time, or both) under any of the terms, conditions, or provisions of any agreement or instrument to which the Trust is a party or by which it is bound, or any order or decree applicable to the Trust (including, without limitation, Borrowers), is required in connection with the execution, delivery, and performance by Buyer of its obligations hereunder or the consummation of the transactions contemplated hereby.

          3.4 NO ADVERSE PROCEEDING. The Trust has no actual knowledge or actual notice of any pending or threatened proceedings against or affecting the Trust or its assets, before any federal, state, or other governmental agency, authority, administrative or regulatory body, arbitrator, court, or other tribunal, foreign or domestic, which, singly, or in the aggregate, could materially and adversely affect the Trust's ability to consummate the transactions contemplated hereby and to perform its obligations thereunder.

          3.5 INDEPENDENCE OF TRUST. John B. Anderson is the Trustee of the Trust but has no claim of any nature or kind as a beneficiary of the Trust. No creditor of the Trustee, in his individual capacity, has ever made a claim or demand against the Trust or the Trust's assets and Trustee is aware of no legal basis for any such claim or demand. Trustee has not contributed any assets into the Trust. The Trust was created and originally funded by John J. Anderson and Elvene Anderson with assets in which the Trustee had no interest or claim whatsoever.

          3.6 NET WORTH OF TRUST. The Trust has a net worth as of the date of this Agreement in excess of Seven Hundred Fifty Thousand Dollars ($750,000.00).

     4.   M&R'S  REPRESENTATIONS AND WARRANTS.   M&R  makes  the  following
representations and warranties, and no others, to the Trust:

          A. The aggregate unpaid balance of the Loan as of November 1, 1997, was One Million Nine Hundred Thirty-Six Thousand Five Hundred Ninety-Three Dollars ($1,936,593.00);

          B. M&R is the sole owner and holder of the Note and has not previously conveyed or transferred any interest therein.

     5.   On or before November 25, 1997, escrow shall close.   The  escrow
holder shall be any qualified entity or firm selected by M&R. Prior to the close of escrow, the parties shall do the following:

          A. The Trust shall deposit the sum of Three Hundred Twenty Thousand Dollars ($320,000.00);


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          B.   M&R  shall  deposit  one  million  thirty-six  thousand  one hundred  sixty  (1,036,160)  shares of stock held pursuant  to  the  Pledge
Agreement;

          C. M&R shall deposit the Note, the Pledge Agreement, an endorsement in the form of Exhibit "A" attached hereto ("Endorsement") and an assignment in the form of Exhibit "B") attached hereto ("Assignment"). The parties shall instruct the escrow holder to do the following at the close of escrow:

               (i)  Distribute  Two Hundred Thousand Dollars  ($200,000.00)
to M&R;

               (ii) Deliver the original, duly executed Endorsement and Assignment to the Trust together with the Note and Pledge Agreement;

               (iii) Deliver instructions adequate to allow the escrow holder to perform as set forth in Paragraph 2.A.(ii), above, together with such other instructions as may be reasonably required to close this transaction.

     6. INDEMNITY. The Trust hereby agrees to indemnify, defend, and hold M&R harmless from any and all future claims, demands, liability or costs, including reasonable attorneys' fees, relating to or resulting from any breach or violation of any of the representations and warranties of the Trust set forth above or any subsequent claims by creditors of the Trust or the Trustee, individually, attempting in any way to deprive M&R of the benefits of this Agreement by asserting claims against or on behalf of the Trust or the Trustee.

     7. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the parties with respect to the transfer by M&R and acquisition by the Trust of the Loan. This Agreement shall not be changed, waived, discharged or terminated orally, and, instead, may only be changed, waived, discharged r terminated by an instrument in writing, signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     8. COUNTERPART. This Agreement may be executed in any number of counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts, held together, constitute but one and the same document. Such counterparts may be delivered pursuant to facsimile transmission, and such transmission(s) shall be accepted in place of the original document.

     9. SEVERABILITY. Each party of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.



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     10.  RIGHTS CUMULATIVE;  WAIVERS.   The  rights of each of the parties
under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

     11.  TIME OF ESSENCE.  Time shall be of the essence of this Agreement.

     12. GOVERNING LAW. This Agreement is in all respects to be governed by the laws of the State of California and of any actions to enforce the terms of this Agreement, such actions shall be commenced and maintained within the State of California.
     13. CONTINUING OBLIGATIONS. The obligations of the Trust and M&R hereunder shall survive the closing of escrow.

     14. CONFIDENTIALITY. Except to the extent necessary for M&R and/or Dunes Hotels & Casinos Inc. to comply with securities reporting requirements or as may be ordered by a court of competent jurisdiction, the parties shall keep the terms and conditions of this Agreement confidential and neither party nor any affiliated entity or person shall disclose any of the terms and conditions hereof. Provided, however, nothing herein shall limit or restrict efforts by the Trust or any successor in interest from taking any and all reasonable and lawful action to collect sums due under the Note and/or enforce its rights in all collateral securing the Note.

     IN WITNESS WHEREOF, the parties have executed this agreement the day and year first above written.

M&R:                          M & R INVESTMENT COMPANY, INC.



                              By:  /S/   JAMES H. DALE
                                 James H. Dale, President



Trust:                             /S/ JOHN B. ANDERSON
                                 JOHN B. ANDERSON, as Trustee of the John J. Anderson Family Trust